Exhibit 23 (j) under N-1A
                                                    Exhibit 23 under 601/Reg S-K


                             INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 27 to Registration Statement No. 33-43472 on Form N-1A of our report dated January 12, 2001 relating to the financial statements of Federated Fixed Income Securities, Inc. (the "Funds") (including Federated Strategic Income Fund, Federated Limited Term Fund and Federated Limited Term Municipal Fund) appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts
January 26, 2001